Exhibit 99.1

Inovio Pharmaceuticals Announces

Proposed Convertible Senior Notes Offering

PLYMOUTH MEETING, Pa., February 13, 2019 — Inovio Pharmaceuticals, Inc. (NASDAQ:INO) announced today its intention to offer, subject to market and other conditions, $65 million aggregate principal amount of convertible senior notes due 2024 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Inovio also expects to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $20 million aggregate principal amount of notes.

The notes will be senior unsecured Inovio obligations and will accrue interest payable semiannually in arrears. The notes will be convertible in certain circumstances into cash, shares of Inovio’s common stock, or a combination of cash and shares of Inovio’s common stock, at Inovio’s election. The interest rate, initial conversion rate and other terms of the notes will be determined at the time of the pricing of the offering.

Inovio anticipates using the net proceeds from this offering for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses and manufacturing expenses, and for other business development activities.

The offer and sale of the notes and the shares, if any, issuable upon conversion of the notes have not been and will not be registered under the Securities Act or applicable state securities laws, and the notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or any shares issuable upon conversion of the notes, nor shall there be any sale of the notes or such shares, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Inovio Pharmaceuticals, Inc.

Inovio is a late-stage biotechnology company focused on the discovery, development, and commercialization of DNA immunotherapies that transform the treatment of cancer and infectious diseases. Inovio’s proprietary platform technology applies next-generation antigen sequencing and DNA delivery to activate potent immune responses to targeted diseases. The technology functions exclusively in vivo, and has been demonstrated to consistently activate robust and fully functional T cell and antibody responses against targeted cancers and pathogens. Inovio has reported generating T cells whose killing capacity correlates with relevant clinical outcomes. Inovio’s most advanced clinical program, VGX-3100, is in Phase 3 for the treatment of HPV-related cervical pre-cancer. Also in development are Phase 2 immuno-oncology programs targeting head and neck cancer, bladder cancer, and glioblastoma, as well as platform development programs in hepatitis B, Zika, Ebola, MERS, and HIV. Partners and collaborators include MedImmune, Regeneron, Roche/Genentech, ApolloBio Corporation, The Wistar Institute, The Bill & Melinda Gates Foundation, the University of Pennsylvania, Parker Institute for Cancer Immunotherapy, CEPI, DARPA, GeneOne Life Science, Plumbline Life Sciences, Drexel University, NIH, HIV Vaccines Trial Network, National Cancer Institute, U.S. Military HIV Research Program, and Laval University.

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Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties such as those, among others, relating to Inovio’s expectations regarding the completion, timing and size of its proposed offering. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions, whether Inovio will offer the notes or be able to consummate the proposed offering at the anticipated size or on the anticipated terms, or at all, the satisfaction of closing conditions related to the proposed offering, as well as risks and uncertainties associated with Inovio’s business and finances in general, and the other risks described in Inovio’s quarterly report on Form 10-Q for the quarter ended September 30, 2018. Inovio undertakes no obligation to update the statements contained in this press release after the date hereof.